UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-6311 (Commission File Number)	72-0487776 (I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana (Address of principal executive offices)	70130 (Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 15, 2011, (a) Tidewater Inc. (the “Company”), certain subsidiaries of the Company (the “Obligors”), and a group of institutional investors executed a note purchase agreement (the “Series A and B Note Purchase Agreement”) pursuant to which the Company issued $100 million of senior unsecured notes (the “Series A and B Notes”), and (b) the Company, the Obligors, and another group of institutional investors executed a note purchase agreement (the “Series C Note Purchase Agreement”, and together with the Series A and B Note Purchase Agreement, the “Note Purchase Agreements”) pursuant to which the Company issued $65 million of senior unsecured notes (the “Series C Notes”, and together with the Series A and B Notes, the “Notes”) on substantially similar terms as the Series A and B Note Purchase Agreement. The Note Purchase Agreements closed on August 15, 2011, when the Company issued the Series A and B Notes and the Series C Notes totaling $165 million. The Notes will have maturities ranging from approximately 7.5 years to approximately 10 years and have a weighted average life to maturity of 9.2 years. The Notes may be retired before their respective scheduled maturity dates subject only to a make-whole provision. The weighted average coupon on the Notes is 4.42%.

The Notes were sold in a private placement to purchasers that are accredited investors and will be restricted securities that may not be resold by such purchasers except pursuant to an exemption from registration under the federal securities laws.

Repayments under the Note Purchase Agreements may be accelerated by each of the institutional investors upon the occurrence of customary events of default. The Note Purchase Agreements require that the Obligors not permit consolidated debt to exceed 55% of consolidated total capitalization. In addition, under certain circumstances, certain subsidiaries of the Company that are not Obligors will guarantee the Notes.

Proceeds from the sale of the Notes will be used for general corporate purposes and to fund, together with operating cash flow, the Company’s ongoing fleet renewal and expansion program.

The foregoing description of the Note Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the actual agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this current report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
Exhibit Number	Description

10.1	Series A and B Note Purchase Agreement, dated August 15, 2011, by and among Tidewater Inc., certain of its subsidiaries, and certain institutional investors.

10.2	Series C Note Purchase Agreement, dated August 15, 2011, by and among Tidewater Inc., certain of its subsidiaries, and certain institutional investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

August 17, 2011	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President,
Secretary and General Counsel